SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 28, 2005, Microtune, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2005. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company intends to review its financial results for the quarter ended June 30, 2005 during a related investors’ conference call and webcast to be held on July 28, 2005 at 4:00 P.M. Central Time/5:00 P.M. Eastern Time. The supplemental financial data, including certain non-generally accepted accounting principle financial measures, that will be discussed during the investors’ conference call is included in the above referenced press release. To participate in the call, interested parties may dial 210-234-0001 (the pass code is “earnings”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call and webcast will be available through August 11, 2005 on the Company’s website.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

Exhibit Number	Description
99.1	Press release, dated July 28, 2005, announcing the Company’s financial results for the quarter ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Chief Financial Officer

Date: July 28, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated July 28, 2005, announcing the Company’s financial results for the quarter ended June 30, 2005.